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              [VS&A COMMUNICATIONS PARTNERS III, L.P. LETTERHEAD]

                                                                  March 15, 2000

Data Transmission Network Corporation
9110 West Dodge Road, Suite 200
Omaha, Nebraska 68114

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Merger dated as of March 3, 2000, among VS&A Communications Partners III, L.P., VS&A-DTN, LLC, DTN Acquisition Corporation and Data Transmission Network Corporation. VS&A Communications Partners III, L.P. intends to cause DTN Acquisition Corporation to commence the tender offer contemplated by the Agreement and Plan of Merger. DTN Acquisition Corporation has the financial ability required to consummate the transactions contemplated by the Agreement and Plan of Merger.

VS&A COMMUNICATIONS
PARTNERS III, L.P.

By: VS&A EQUITIES III, L.L.C., its general partner


By: /s/ S. Gerard Benford
   ---------------------------------
   S. Gerard Benford
   Vice President

Acknowledged and agreed this 15th day of March, 2000

DATA TRANSMISSION NETWORK
CORPORATION

By: /s/ Greg Sloma
   ---------------------------------
   Name:  Greg Sloma
   Title: President and COO